UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

VERIFONE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32465

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

04-3692546
(IRS Employer Identification No.)

2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) Dr. Leslie G. Denend, a member of the Board of Directors (the "Board") of VeriFone Systems, Inc. (the "Company") and the current Chairman of the Board, and Mr. Jeffrey E. Stiefler, a member of the Board and of the Audit Committee and the Compensation Committee of the Board, each notified the Company that he will not stand for re-election to the Board at the Company's upcoming 2014 Annual Meeting of Stockholders scheduled for June 17, 2014 (the "2014 Annual Meeting"). The Board intends to appoint Mr. Hart (provided he is re-elected to the Board) as its non-executive chairman with effect immediately following the 2014 Annual Meeting. Neither Dr. Denend's nor Mr. Stiefler's decision is the result of any disagreement with the Board or the Company. Dr. Denend will continue to serve as director and Chairman of the Board, and Mr. Stiefler will continue to serve as director and a member of the Audit Committee and the Compensation Committee, until the close of the 2014 Annual Meeting, following which each will cease to be a director of the Company. The Company and the Board extend their appreciation to Dr. Denend and Mr. Steifler for their service on the Board and Board committees.
Item 8.01. Other Events
On May 6, 2014, the Company announced that its Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated Mr. Jonathan I. Schwartz to stand for election to the Board at the Company's 2014 Annual Meeting. Mr. Schwartz has consented to such nomination and, if elected, to serve as a member of the Board. Immediately after the 2014 Annual Meeting, the number of authorized directors will be eight.
A copy of the Company's press release announcing Mr. Schwartz as a director nominee and the decisions of Dr. Denend and Mr. Stiefler to not stand for re-election is furnished as Exhibit 99.1 to this filing.
Important Additional Information to Be Filed with the Securities and Exchange Commission
This filing may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Company’s 2014 Annual Meeting. The Company, its directors and certain of its executive officers and employees may be deemed to be participants in such solicitation. Information concerning such participants will be available in the Company’s proxy statement in connection with the 2014 Annual Meeting, which will be filed with the Securities and Exchange Commission (the "SEC"). Additional information regarding the Company’s directors and executive officers is also available in the Company’s annual report on Form 10-K, as amended by Form 10-K/A, filed with the SEC on December 19, 2013 and February 28, 2014. The proxy statement and any other relevant documents filed with the SEC will be, when filed, available free of charge at www.sec.gov and http://ir.verifone.com. Security holders are advised to read the proxy statement and any other relevant documents filed when they become available because they will contain important information.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
The following exhibit is furnished as part of this Current Report on Form 8-K:

Ex-99.1	Press Release, dated May 6, 2014, titled "VeriFone Announces Nomination of Jonathan I. Schwartz to Board of Directors"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

Date: May 6, 2014	By: /s/ Albert Liu Name: Albert Liu Title: Executive Vice President, Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit No.    Description

Ex-99.1	Press Release, dated May 6, 2014, titled "VeriFone Announces Nomination of Jonathan I. Schwartz to Board of Directors"